Exhibit 5.1

ChipMOS TECHNOLOGIES (Bermuda) LTD.

No. 1, R&D Road 1

Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

Dear Sirs	26 October, 2012

ChipMOS TECHNOLOGIES (Bermuda) LTD. (the “Company”)

This opinion as to Bermuda law is addressed to you in connection with the registration of common shares of the Company of par value US$0.04 each (“Shares”) to be sold pursuant to the prospectus included in the Registration Statement of Form F-3 under the United States Securities Act of 1933, as amended (the “Securities Act”).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”) together with such other documentation as we have considered requisite to this opinion. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, scanned, faxed or photostatic copies;

ChipMOS TECHNOLOGIES (Bermuda) LTD.

26 October 2012

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the capacity of each of the persons signing the Documents;

(e)	that any representation, warranty or statement of fact made in any of the Documents is true, accurate and complete;

(f)	that the records which were the subject of the Company Search and the Litigation Search were complete and accurate at the time of such searches and such information has not since the date of such searches been materially altered; and

(g)	that the Board Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by all the Directors of the Company as unanimous written resolutions of the Board or passed by the Board of Directors of the Company in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout.

ChipMOS TECHNOLOGIES (Bermuda) LTD.

26 October 2012

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below, we are of the opinion that:

(1)	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name.

(2)	Based on our review of the Share Register, the issued Shares of the Company have been validly issued, fully paid and are non-assessable.

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

(b)	Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)	details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)	details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

ChipMOS TECHNOLOGIES (Bermuda) LTD.

26 October 2012

(iii)	whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)	whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981 of Bermuda (as amended).

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(c)	In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(d)	In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

ChipMOS TECHNOLOGIES (Bermuda) LTD.

26 October 2012

(e)	With respect to this opinion, we have relied upon statements and representations made to us in the Certificate provided to us by an authorised officer of the Company for the purposes of this opinion. We have made no independent verification of the matters referred to in the Certificate, and we qualify such opinions to the extent that the statements or representations made in the Certificate are not accurate in any respect.

(f)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of such shares, that no holder of such shares shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no holder of such shares shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he/she/it became a shareholder, if and so far as the alteration requires him/her/it to take, or subscribe for, additional shares, or in any way increases his/her/its liability to contribute to the share capital of, or otherwise to pay money to, the Company.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

ChipMOS TECHNOLOGIES (Bermuda) LTD.

26 October 2012

This opinion is addressed to you in connection with the filing of the Registration Statement. We consent to the use of our name and the filing of this opinion in, and the filing thereof as an exhibit to, the Registration Statement. We also consent to the reference to our firm under the headings “Risk Factors” and “Enforceability of Civil Liabilities” in the prospectus included in the Registration Statement. In giving such consents, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

Yours faithfully

Appleby

ChipMOS TECHNOLOGIES (Bermuda) LTD.

26 October 2012

SCHEDULE

1.	The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 11 May 2012 and updated on 4 June 2012, 12 June 2012, 9 August 2012, 15 August 2012 and 24 October 2012 (the “Company Search”).

2.	The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 11 May 2012 and updated on 4 June 2012, 12 June 2012, 9 August 2012, 15 August 2012 and 24 October 2012 (the “Litigation Search”).

3.	Copies of the Certificate of Incorporation, the Memorandum of Association and the Bye-Laws adopted on 12 January 2001 and amended up to 29 August 2008 for the Company (collectively referred to as the “Constitutional Documents”).

4.	Copies of the Unanimous Written Resolutions of the Directors dated 11 May 2012, the Unanimous Written Resolutions of the Board of Directors dated 26 October 2012, the Minutes of the Meeting of the Board of Directors held on 24 May 2012, the Minutes of the Meeting of the Board of Directors held on 14 June 2012 and the Minutes of the Meeting of the Board of Directors held on 10 August 2012 of the Company (collectively, the “Board Resolutions”).

5.	A copy of the “Tax Assurance”, dated 24 August 2000, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

6.	A copy of the Certificate of Compliance, dated 3 October 2012 issued by the Registrar of Companies in respect of the Company.

ChipMOS TECHNOLOGIES (Bermuda) LTD.

26 October 2012

7.	Copies of the Principal Share Register and the Branch Share Register in respect of the Company as at 28 September 2012 (collectively, the “Share Register”).

8.	A copy of the Register of Directors and Officers in respect of the Company.

9.	A copy of the Director’s Certificate (the “Certificate”) dated 26 October 2012 and signed by Shou Kang CHEN, a Director of the Company.

10.	A copy of each of the letter to the Bermuda Monetary Authority (“BMA”) dated 14 May 2001 and the BMA’s consent dated 15 May 2001.

11.	A copy of the Form F-3 registration statement in respect of a public offering of 2,500,000 common shares of the Company which includes the prospectus of the Company, filed on 11 May 2012, as amended by the Amendment No. 1 filed on 5 June 2012, the Amendment No. 2 filed on 13 June 2012, and the Amendment No. 3 filed on 16 August 2012, and the Form F-3 registration statement in respect of a public offering of up to 300,000 common shares of the Company to be filed on or about 26 October 2012 (collectively, the “Registration Statement”), with the U.S. Securities and Exchange Commission.

ChipMOS TECHNOLOGIES (Bermuda) LTD.

26 October 2012